Exhibit 99.1

Rakuten Mobile and Airspan Networks sign MoU to bring OpenRANGE vRAN solution to Rakuten Communications Platform Global Customers.

Tokyo, Wednesday, March 17, 2021 – Rakuten Mobile, Inc., and Airspan Networks, Inc., today announced the signing of a Memorandum of Understanding (MoU) to have Airspan offer on the Rakuten Communications Platform (RCP) its complete vRAN hardware and software platform OpenRANGE, based on O-RAN specifications. Under the agreement, Airspan will also aim to collaborate with Rakuten Mobile on RCP go-to-market (GTM) marketing strategies world-wide and jointly sell RCP with Airspan’s solutions to telco operators, enterprises and governments.

RCP combines the technology blueprint and expert playbook of the world’s first end-to-end cloud native mobile network of Rakuten Mobile and its world-class partners to offer telecom companies and enterprises a way to easily build and deploy fully cloud native network services at speed, low-cost.

RCP utilizes elements of the Rakuten Mobile network, including telco applications and software from multiple vendors, OSS and BSS systems handling customer billing and activation systems, in addition to edge computing and virtual network management functions.

“We are excited to welcome Airspan as a member of the RCP family and leverage all that we have achieved on our journey together, Airspan’s unwavering commitment to innovation has made it possible for Rakuten Mobile to offer its customers a truly customizable network architecture,” said Tareq Amin, Chief Technology Officer at Rakuten Mobile.

“Airspan has always been a champion of RAN disaggregation whether it be from small cells to macro or software to hardware, we are steadfast in our commitment to innovate and are honored to be a part of something truly special with Rakuten Mobile,” said Eric Stonestrom, President and Chief Executive Officer of Airspan Networks.

Airspan and Rakuten Mobile intend to further jointly develop next generation communications and collaboration technologies to enable operators and end user customers to simplify, accelerate and expand their offerings, while generating new revenue streams.

About Airspan

Airspan is a US-based 5G end-to-end, Open RAN hardware and software provider with a product portfolio spanning 150 patents granted and 94 patents pending. The company is headquartered in Boca Raton, Florida and has global offices in London, Tel Aviv, Mumbai, and Tokyo. For more information, go to www.airspan.com.

In March 2021, Airspan entered into a business combination agreement with New Beginnings Acquisition Corp. (NBA) (NYSE American: NBA) pursuant to which Airspan will become a wholly owned subsidiary of NBA. The closing of the business combination with NBA is subject to customary closing conditions, including shareholder approvals and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Upon closing, NBA will be renamed “Airspan Networks Holdings Inc.” and its common stock is expected to be listed on the NYSE American with the ticker symbol “MIMO.” For more information, visit www.airspan.com.

About Rakuten Mobile

Rakuten Mobile, Inc. is a Rakuten Group company responsible for mobile communications, including mobile network operator (MNO) and mobile virtual network operator (MVNO) businesses, as well as ICT and energy. Through continuous innovation and the deployment of advanced technology, Rakuten Mobile aims to redefine expectations in the mobile communications industry in order to provide appealing and convenient services that respond to diverse customer needs.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Airspan’s provision of products to run on RCP, collaboration between Airspan and Rakuten Mobile on go-to-market strategies and the closing of the business combination between Airspan and NBA. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Additional Information and Where to Find It

NBA intends to file with the Securities and Exchange Commission (SEC) a proxy statement / prospectus on Form S-4 relating to the proposed business combination (the Proposed Transaction), which will be mailed to its stockholders once definitive. This news release does not contain all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. NBA’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and the amendments thereto and the proxy statement / prospectus and other documents filed in connection with the Proposed Transaction, as these materials will contain important information about Airspan, NBA and the Proposed Transaction. When available, the proxy statement / prospectus and other relevant materials for the Proposed Transaction will be mailed to stockholders of NBA as of a record date to be established for voting on the Proposed Transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: New Beginnings Acquisition Corp., 800 1st Street, Unit 1, Miami Beach, FL 33139, USA.

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No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

NBA and its directors and executive officers may be deemed participants in the solicitation of proxies from NBA’s stockholders with respect to the Proposed Transaction. A list of the names of those directors and executive officers and a description of their interests in NBA is contained in NBA’s Registration Statement on Form S-1, as filed on September 21, 2020, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to New Beginnings Acquisition Corp., 800 1st Street, Unit 1, Miami Beach, FL 33139, USA. Additional information regarding the interests of such participants will be contained in the proxy statement / prospectus for the Proposed Transaction when available.

Airspan and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of NBA in connection with the Proposed Transaction. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Transaction will be included in the proxy statement / prospectus for the Proposed Transaction when available.

Media Inquiries

Airspan

Paul Wakefield, Marketing Director

pwakefield@airspan.com

Rakuten Mobile

Corporate Communications Department

global-pr@mail.rakuten.com

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